UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2019

OMEROS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-34475	91-1663741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West Seattle, WA		98119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2019, the board of directors of Omeros Corporation (the “Company”), upon recommendation of the Nominating and Governance Committee of the Company’s board of directors, increased the number of its directors to eight and appointed Thomas F. Bumol, Ph.D., as a director, effective immediately. Dr. Bumol’s initial term will expire at the Company’s 2019 annual meeting of shareholders or his earlier resignation or removal.

Dr. Bumol, 65, is Executive Director of the recently established Allen Institute for Immunology in Seattle, Washington. He joined the Allen Institute for Immunology in 2018 following a 35-year career at Eli Lilly and Company. He was most recently the Senior Vice-President of Biotechnology and Immunology Research and the Site Head of Lilly’s Biotechnology Center in San Diego, California.

As of the date of this Current Report on Form 8-K, neither Dr. Bumol nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Rule 404(a) of Regulation S-K, nor is Dr. Bumol party to any understanding or arrangement pursuant to which he was appointed as a director. In connection with his appointment, the Company’s board of directors determined that Dr. Bumol is an independent director under applicable listing standards of the Nasdaq Stock Market. Dr. Bumol has not yet been appointed to any committee of the Board of Directors.

Pursuant to the Company’s non-employee director compensation policy Dr. Bumol was granted a stock option to purchase 15,000 shares of the Company’s common stock on the date of his appointment. Dr. Bumol will be indemnified by the Company pursuant to the terms of the Company’s standard form of director indemnification agreement.

Item 7.01	Regulation FD Disclosure.

On February 12, 2019, the Company issued a press release announcing Dr. Bumol’s appointment. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release, dated February 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

Date: February 12, 2019	By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and Chairman of the Board of Directors